UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 2, 2024

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-4802			22-0760120
(Commission File Number)			(IRS Employer Identification No.)

1 Becton Drive,	Franklin Lakes,	New Jersey	07417-1880
(Address of Principal Executive Offices)			(Zip Code)

(201)	847-6800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00	BDX	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
0.034% Notes due August 13, 2025	BDX25A	New York Stock Exchange
3.519% Notes due February 8, 2031	BDX31	New York Stock Exchange
3.828% Notes due June 7, 2032	BDX32A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01. Regulation FD Disclosure.

On October 2, 2024, Becton, Dickinson and Company (“BD”) issued a press release related to its agreement to resolve the vast majority of its existing hernia litigation (the “Settlement”), including cases in both the Rhode Island consolidated litigation and the federal multidistrict litigation in Ohio. The aggregate amount payable pursuant to the Settlement (the “Settlement Amount”) is within BD’s current product litigation reserve for this matter and will be paid out over a multi-year period. As a result, the Settlement Amount is already recorded as a liability within BD’s consolidated balance sheet and the Settlement will not result in an incremental charge to BD's consolidated income statement. The multi-year payment structure was contemplated as part of BD’s cash flow planning process and was included in BD’s previously communicated free cash flow goals and capital allocation strategy.

The Settlement does not include any admission of liability or wrongdoing, and BD continues to dispute the allegations in these matters. BD will continue to vigorously defend itself in cases not resolved through this agreement.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information in this Item 7.01 shall neither be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward Looking Statements

This report contains forward-looking statements (as defined under Federal securities laws) regarding the hernia mass tort litigation settlement, including statements regarding the potential impact of the settlement on the existing litigation relating to the products that are the subject of the settlement. These statements may be identified by words such as “believes”, “will” and other similar expressions. Forward-looking statements are based on management’s current expectations, estimates, assumptions, and projections, and are subject to significant uncertainties and other factors, many of which are beyond BD’s control. Factors that could cause actual results to differ materially include, but are not limited to, whether the anticipated level of participation by plaintiffs in the settlement will be achieved or will fall below the level that would permit BD to terminate the settlement, the number of claims made by plaintiffs that decline to participate in the settlement, whether the settlement is appealed or challenged, and the filing of future claims by plaintiffs that are not covered by the settlement, and the outcome of any pending or future litigation relating to the products that are the subject of the settlement. BD is subject to additional risks and uncertainties as described in BD’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. BD does not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit 99.1     Press release dated October 2, 2024, which is furnished pursuant to Item 7.01.

Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Stephanie M. Kelly
Stephanie M. Kelly
Associate General Counsel, Securities and Governance and Assistant Secretary
Date: October 2, 2024